EX-2.2

October 2, 2006

Avantair, Inc.
4311 General Howard Drive
Clearwater, Florida  33762
Attention:  Steven Santo

Ardent Acquisition Corp.
1415 Kellum Place
Suite 205
Garden City, NY 11530
Attention:  Barry Gordon

        Re:    Avantair, Inc./Acquisition by Ardent Acquisition Corp.
               ------------------------------------------------------

Gentlemen:

Reference is made to the Stock Purchase Agreement, dated October 2, 2006, (the "Stock Purchase Agreement") between Ardent Acquisition Corp. ("Ardent") and the stockholders (the "Seller") of Avantair, Inc. ("Avantair") set forth therein.

Immediately after the execution and delivery of the Stock Purchase Agreement by Ardent and the Sellers, we purchased shares of Avantair's Class A Common Stock (the "Common Stock") pursuant to that certain Stock Purchase Agreement, dated as of October 2, 2006, (the "Class A Purchase Agreement") with Avantair. In connection therewith, we hereby agree as follows:

1. We acknowledge that we have been provided with a copy of the final execution version of the Stock Purchase Agreement.

2. If there is a Closing (as defined in the Stock Purchase Agreement), then at the Closing we will sell to Ardent, and Ardent shall purchase from us, all shares of Common Stock owned and/or controlled by us or our affiliates, subsidiaries or parent entities in accordance with the terms and conditions currently set forth in Article 1 of the Stock Purchase Agreement.

3. We confirm that (in respect of us and our shares of Common Stock) each representation and warranty contained in Article II of the Stock Purchase Agreement is true and correct as of the date hereof. Promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event or condition which would constitute a breach of any of such representations and warranties, we will give detailed written notice thereof to Ardent and we shall use reasonable best efforts to prevent or promptly to remedy such event, condition or breach.

This agreement shall not be changed, modified, or amended except by a writing signed by the parties hereto. This agreement shall be binding upon and inure to the benefit of the parties

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hereto and their respective  heirs,  executors,  administrators,  successors and permitted assigns, provided, that we agree that shall not be permitted to assign our respective rights, or delegate their respective duties, under this agreement without the prior written consent of Ardent. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof. Each of the
parties  hereto  irrevocably  and  unconditionally   submits  to  the  exclusive
jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. The parties agree that if we do not perform any of the provisions of this agreement in accordance with their specific terms or they were otherwise breached by such parties, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that Ardent will be entitled to specific performance of the terms hereof. This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

BRMR, LLC

/s/ Barry Rubenstein
----------------------
Name: Barry Rubenstein
Title: Chief Executive Officer


Berdan Holdings, LLC

/s/ Daniel Rosenthal
----------------------
Name: Daniel Rosenthal
Title: Member


Dalewood Associates, LP

/s/ Steven Levine
----------------------
Name: Steven Levine
Title: Director


Craig Effron

/s/ Craig Effron
----------------------
Name: Craig Effron
Title: Individual


Gracie Capital, LP

/s/ Daniel Nir
----------------------
Name: Daniel Nir
Title: Managing Member


Hummingbird Value Fund LP

/s/ Paul D. Sonkin
----------------------
Name: Paul D. Sonkin
Title: Managing Member


Hummingbird Microcap Value Fund, LP

/s/ Paul D. Sonkin
----------------------
Name: Paul D. Sonkin
Title: Managing Member

Hummingbird Concentrated Fund, LP

/s/ Paul D. Sonkin
----------------------
Name: Paul D. Sonkin
Title: Managing Member


Pleiades Investment Partners-R, LP

/s/ Kenneth Berkow
----------------------
Name: Kenneth Berkow
Title: Chief Financial Officer


Potomac Capital Partners, LP

/s/ Kenneth Berkow
----------------------
Name: Kenneth Berkow
Title: Chief Financial Officer


Potomac Capital International Ltd

/s/ Kenneth Berkow
----------------------
Name: Kenneth Berkow
Title: Chief Financial Officer


Andrew Rosen

/s/ Andrew Rosen
----------------------
Name: Andrew Rosen
Title: Individual


Seneca Capital, LP

/s/ Michael R. Anastasio
------------------------
Name: Michael R. Anastasio
Title: Chief Financial Officer

ARDENT ACQUISITION CORP.                           AVANTAIR, INC.


/s/ Barry J. Gordon                               /s/ John Waters
------------------------------------              ------------------------
Name: Barry J. Gordon                             Name: John Waters
Title: Chairman and Chief Executive Officer       Title: Chief Financial Officer